UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

PUBLIC STORAGE
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	95-3551121
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto pursuant to Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.02                      Results of Operations and Financial Condition and Exhibits

On May 9, 2013 Public Storage announced its financial results for the quarter ended March 31, 2013. The full text of the press release  issued in connection with the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07                      Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 9, 2013, at which three proposals were submitted to our shareholders for a vote. The proposals are described in detail in our proxy statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on March 28, 2013. The final results for the votes for each proposal are set forth below.

1.
Our shareholders elected eight trustees to our Board of Trustees, to hold office until the 2014 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

	Total Votes
Name	Total Votes For	Total Votes Withheld	Broker Nonvotes
Ronald L. Havner, Jr.	139,243,903	8,525,034	7,153,025
Tamara Hughes Gustavson	140,190,748	7,578,658	7,152,556
Uri P. Harkham	144,637,610	3,131,796	7,152,556
B. Wayne Hughes, Jr.	133,315,472	14,453,934	7,152,556
Avedick B. Poladian	110,591,495	37,177,911	7,152,556
Gary E. Pruitt	109,244,317	38,525,089	7,152,556
Ronald P. Spogli	144,150,063	3,618,937	7,152,962
Daniel C. Staton	111,288,835	36,480,571	7,152,556

2.	The shareholders ratified the appointment of Ernst & Young LLP as Public Storage’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes For	Votes Against	Abstain	Broker Non-Votes

152,756,991	1,985,863	179,108	0

3.	The shareholders approved the advisory vote on executive compensation:

Votes For	Votes Against	Abstain	Broker Non-Votes

144,898,974	2,433,597	436,434	7,152,957

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

Exhibit 99.1—Press Release dated May 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 9, 2013

PUBLIC STORAGE

By:	/s/ John Reyes
John Reyes
Chief Financial Officer